Exhibit (a)(1)(E)
Offer to Purchase for Cash
by
EMMIS COMMUNICATIONS CORPORATION
of
Up to 20,250,000 Shares of Its Class A Common Stock
At a Purchase Price Not Greater Than $19.75 nor Less Than $17.25 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JUNE 13, 2005, UNLESS THE OFFER IS EXTENDED.
To Our Clients:
      Enclosed for your consideration are the Offer to Purchase, dated May 16, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Emmis Communications Corporation, an Indiana corporation (“Emmis”), to purchase for cash up to 20,250,000 shares of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), at a price, net to the seller in cash, without interest, not greater than $19.75 nor less than $17.25 per share, on the terms and subject to the conditions of the Offer.
      On the terms and subject to the conditions of the Offer, Emmis will determine a single per share price, not greater than $19.75 nor less than $17.25 per share, that it will pay for shares of Class A common stock properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. Emmis will select the lowest purchase price that will allow it to purchase 20,250,000 shares of Class A common stock, or if a lesser number of shares of Class A common stock are properly tendered, all shares of Class A common stock are properly tendered and not properly withdrawn, at prices not greater than $19.75 nor less than $17.25 per share. All shares of Class A common stock properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by Emmis, on the terms and subject to the conditions of the Offer, including its proration provisions, “odd lot” provisions and conditional tender provisions. All shares of Class A common stock acquired in the Offer will be acquired at the same purchase price. Emmis reserves the right, in its sole discretion, to purchase more than 20,250,000 shares of Class A common stock in the Offer, subject to applicable law. Shares of Class A common stock tendered at prices greater than the purchase price and shares of Class A common stock not purchased because of proration provisions or conditional tenders will be returned to the tendering shareholders at Emmis’ expense promptly after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.
      If the number of shares of Class A common stock properly tendered is less than or equal to 20,250,000 shares of Class A common stock (or such greater number of shares as Emmis may elect to purchase pursuant to the Offer), Emmis will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by Emmis all shares of Class A common stock so tendered.
      On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 20,250,000 shares of Class A common stock (or any such greater number of shares as Emmis may elect to purchase) are properly tendered at or below the purchase price, Emmis will buy shares of Class A common stock first, from all shareholders who own beneficially or of record, an aggregate of fewer than 100 shares of Class A common stock (an “Odd Lot Holder”) who properly tender all their shares of Class A common stock at or below the purchase price selected by Emmis, second, on a pro rata basis from all other shareholders who properly tender shares of Class A common stock at or below the purchase price selected by Emmis, subject to any conditional tenders, and third, if necessary to permit Emmis to purchase 20,250,000 shares of Class A common stock, from holders who have only tendered shares of Class A common stock subject to the condition that a specified minimum number of the holder’s shares of Class A common stock are purchased in the Offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares of Class A common stock) by random lot, to the extent feasible. See Section 1, Section 3 and Section 6 of the Offer to Purchase.

      We are the owner of record of shares of Class A common stock held for your account. As such, we are the only ones who can tender your shares of Class A common stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares of Class A common stock we hold for your account.
      Please instruct us as to whether you wish us to tender any or all of the shares of Class A common stock we hold for your account on the terms and subject to the conditions of the Offer.
      Please note the following:

1. You may tender your shares of Class A common stock at prices not greater than $19.75 nor less than $17.25 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares of Class A common stock will be purchased in the event of proration.

3. The Offer is not conditioned on any minimum number of shares of Class A common stock being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, June 13, 2005, unless Emmis extends the Offer.

5. The Offer is for 20,250,000 shares of Class A common stock, constituting approximately 36% of the total number of outstanding shares of both classes of common stock as of May 6, 2005.

6. Tendering shareholders who are registered shareholders or who tender their shares of Class A common stock directly to Wachovia Bank, N.A. will not be obligated to pay any brokerage commissions or fees to Emmis or the Dealer Managers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Emmis’ purchase of shares of Class A common stock under the Offer.

7. If you wish to tender portions of your shares of Class A common stock at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

8. If you are an Odd Lot Holder and you instruct us to tender on your behalf all such shares of Class A common stock at or below the purchase price before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, Emmis, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares of Class A common stock properly tendered at or below the purchase price and not properly withdrawn.

9. If you wish to condition your tender upon the purchase of all shares of Class A common stock tendered or upon Emmis’ purchase of a specified minimum number of the shares of Class A common stock which you tender, you may elect to do so and thereby avoid possible proration of your tender. Emmis’ purchase of shares of Class A common stock from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.
      If you wish to have us tender any or all of your shares of Class A common stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares of Class A common stock, we will tender all your shares of Class A common stock unless you specify otherwise on the attached Instruction Form.
      Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, June 13, 2005 unless the Offer is extended.
      The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of Class A common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Class A common stock residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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Instruction Form
With Respect to
Offer to Purchase for Cash
by
EMMIS COMMUNICATIONS CORPORATION
of
Up to 20,250,000 Shares of its Class A Common Stock
At a Purchase Price Not Greater Than $19.75 nor Less Than $17.25 Per Share
     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 16, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Emmis Communications Corporation, an Indiana corporation (“Emmis”), to purchase for cash up to 20,250,000 shares of its Class A common stock, $0.01 par value per share (the “Class A common stock”), at a price, net to the seller in cash, without interest, not greater than $19.75 nor less than $17.25 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer.
     The undersigned hereby instruct(s) you to tender to Emmis the number of shares of Class A common stock indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.
Number of shares of Class A common stock to be tendered:                                               shares*

*	Unless otherwise indicated, it will be assumed that all shares of Class A common stock held by us for your account are to be tendered.

         CHECK ONLY ONE BOX:

(1)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares of Class A common stock at the price checked. This action could result in none of the shares of Class A common stock being purchased if the purchase price determined by Emmis for the shares of Class A common stock is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES OF CLASS A COMMON STOCK AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES OF CLASS A COMMON STOCK ARE TENDERED. The same shares of Class A common stock cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED
☐ $17.25
☐ $17.50
☐ $17.75
☐ $18.00
☐ $18.25
☐ $18.50
☐ $18.75
☐ $19.00
☐ $19.25
☐ $19.50
☐ $19.75
OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares of Class A common stock at the purchase price, as the same shall be determined by Emmis in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance of having Emmis purchase all of the shares of Class A common stock the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares of Class A common stock and is willing to accept the purchase price determined by Emmis in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $17.25.
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS
(See Instruction 14 of the Letter of Transmittal)
To be completed only if shares of Class A common stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Class A common stock.

☐	By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares of Class A common stock and is tendering all of those shares.
In addition, the undersigned is tendering shares of Class A common stock either (check one box):

☐	at the purchase price, as the same will be determined by Emmis in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (In Dollars) Per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)
A tendering shareholder may condition his or her tender of shares of Class A common stock upon Emmis purchasing a specified minimum number of the shares of Class A common stock tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares of Class A common stock you indicate below is purchased by Emmis pursuant to the terms of the Offer, none of the shares of Class A common stock tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares of Class A common stock that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares of Class A common stock that must be purchased, if any are purchased, is: shares.
If, because of proration, the minimum number of shares of Class A common stock designated will not be purchased, Emmis may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares of Class A common stock and checked this box:

☐	The tendered shares of Class A common stock represent all shares held by the undersigned.
      The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
      Emmis’ Board of Directors has approved the Offer. However, neither Emmis nor any member of its Board of Directors, nor the Dealer Managers or the Information Agent makes any recommendation to shareholders as to whether they should tender or refrain from tendering their shares of Class A common stock or as to the purchase price or purchase prices at which they may choose to tender their shares of Class A common stock. Shareholders must make their own decision as to whether to tender their shares of Class A common stock and, if so, how many shares of Class A common stock to tender and the purchase price or purchase prices at which their shares of Class A common stock should be tendered. In doing so, shareholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including Emmis’ reasons for making the Offer. See Section 2 of the Offer to Purchase. Shareholders should discuss whether to tender their shares of Class A common stock with their broker or other financial or tax advisor. Emmis’ directors and executive officers have advised Emmis that they do not intend to tender any of their own shares of Class A common stock in the Offer. See Section 10 of the Offer to Purchase.

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Signature(s):

Name(s):

(Please Print)
Taxpayer Identification or Social Security Number:

Address(es):

(Including Zip Code)
Area Code/ Phone Number:

Date:

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